Jeff Niew CEO John Anderson CFO

1 Safe Harbor Forward Looking Statements A number of statements in this presentation may constitute forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future plans, objectives, expectations, financial performance, and continued business operations. The words "believe," "expect," "anticipate," "project," "estimate," "budget," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "objective," "forecast," "goal," "guidance," "outlook," "effort," "target," and similar expressions, among others, generally identify forward- looking statements, which speak only as of the date the statements were made. These statements are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. Other risks and uncertainties include, but are not limited to: fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; risks associated with increasing our inventories in advance of anticipated orders by customers; escalating international trade tensions, new or increased tariffs and trade wars among countries; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; our ability to achieve reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; disruption caused by a cybersecurity incident, including a cyber-attack, cyber breach, theft, or other unauthorized access (the risk of which could be exacerbated by geopolitical tensions); increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; global economic instability, including due to inflation, rising interest rates, or the impacts of geopolitical uncertainties (including the impact of the conflict with Iran); financial risks, including risks relating to currency fluctuations, credit risks, and fluctuations in the market value of the Company; a sustained decline in our stock price and market capitalization may result in the impairment of certain intangible or long-lived assets; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation; changes in tax laws, changes in tax rates, and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Disclaimer In addition to the GAAP results included in our presentations, the accompanying slides, and our responses to questions, Knowles has presented supplemental, non-GAAP gross profit, adjusted earnings before interest and income taxes, adjusted earnings before interest and income taxes margin, adjusted earnings before interest, taxes, depreciation, and amortization; adjusted earnings before interest, taxes, depreciation, and amortization margin; non-GAAP gross profit margin, non-GAAP diluted earnings per share, non-GAAP operating expense; free cash flow; and free cash flow margin to facilitate evaluation of Knowles’ operating performance. These non-GAAP financial measures exclude certain amounts that are included in the most directly comparable GAAP measure. In addition, these non-GAAP financial measures do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its executive management team focuses on non-GAAP items as key measures of Knowles’ performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation tables in the Appendix. In addition to the foregoing non-GAAP measures, Knowles uses the operational measure book-to-bill ratio to monitor the performance of the business. Book-to-bill represents the ratio of total bookings in a period to total revenue recognized in that same period. Although the book-to-bill ratio reflects received purchase orders, changes such as cancellations, extensions, or amendments may occur which could result in a reduction in orders.

2 Knowles at-a-glance. $593M 2025 Revenue 5,000+ Global Employees 600+ Engineers 75+ Years in Industry 55% Precision Devices 45% MedTech & Specialty Audio 45% MedTech 4% Electrification / Energy 21% Defense & Aerospace 30% Industrial 2025 Market Revenue Mix 2025 Segment Revenue Mix

3 Why we win. High Performance Technology Enabler of Customer Innovation Customization at Scale High Performance Ceramic Capacitors & RF / Microwave Filters Serving a diverse and innovative customer base across attractive end markets. Scale of large manufacturer = Agility and innovation Competitive Advantage MEDTECH DEFENSE INDUSTRIAL ELECTRIFICATION High P rf rmance Capacitors & RF/Microwave Filters Hearing Health Solutions

4 61 68 75 38 108 142 107 129 140 174 *For this non-GAAP financial measure, see the Appendix for GAAP to non-GAAP reconciliation for 2017 - 2025 2026 estimates are calculated using the mid-point of Q4 guidance as of October 22, 2026 and the nine months ended September 30, 2026. Adjusted EBITDA* CAGR 2017-2026 Financial Performance - Continuing Operations 321 364 396 355 442 479 457 554 593 688 12% CAGR Focused on areas with higher returns and growth Invested in demanding growth markets 9% CAGR Revenue CAGR 2017-2026

5 Historical Financial Performance - Continuing Operations 96 79 106 146 2022 2023 2024 2025 Cash Generated by Operating Activities * 2022-2025 Share Repurchase $210M Capital Expenditures $71M M&A Deployment $263M Capital Deployment (2022-2025) Average of 20% of Revenue over the Period 12 Million shares repurchased 3% of Revenues over the period Cornell Dubilier Acquisition *For this non-GAAP financial measure, non-GAAP net cash provided by operating activities, see the Appendix for GAAP to non-GAAP reconciliation

6 2 0 2 6 - 2 0 2 9 8-10% Revenue CAGR 10-14% Adjusted EBITDA† CAGR Creating value for our organization, customers and shareholders — today and in the future. * For this non-GAAP financial measure, see the Appendix for GAAP to non-GAAP reconciliation † Reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is not provided because the information needed to complete a reconciliation is unavailable without unreasonable effort. 9% Revenue CAGR 12% Adjusted EBITDA* CAGR 2 0 1 7 - 2 0 2 6 CONTINUING OPERATIONS 16-20% Cash from Operations as a % of Revenue

7 8-10% Revenue CAGR Our components of revenue growth. 6-8% Precision Devices 2-4% MedTech & Specialty Audio 4% Acquisitions 2 0 2 6 - 2 0 2 9 2 0 2 6 - 2 0 2 9

8 Pricing / Higher Value Products Factory Productivity Initiatives Capacity Utilization Continuing to drive value with strong earnings growth. Margin Expansion Operating Expenses Accretive Acquisitions Continued disciplined approach to SG&A Accretive in first 12 months Organic Revenue Growth EBITDA drop through 10-14% Adjusted EBITDA CAGR † 2 0 2 6 - 2 0 2 9 † Reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is not provided because the information needed to complete a reconciliation is unavailable without unreasonable effort

9 Consolidation in existing products and technologies Extensions to product lines which serve our existing markets and customers Adjacencies to expand our technology and customer base Consumer MEMS Microphones Strategically focused on expanding from our strong core. ACQUISITIONS DIVESTITURES

10 Deploy capital with targeted return of 200-300 bps above cost of capital. Capital Allocation Organic Investment • Capital investments of 3-5% of revenues over a cycle to support new business and product innovation M&A • Focal point of our capital allocation strategy • Supported by robust pipeline focused on high-growth end markets • Demonstrated capabilities to acquire and integrate • Existing liquidity of $340M+ supports acquisition growth • Limit net leverage ratio to 2.75x Share Repurchase • $271M executed on existing $400M program through Q4 2025 • Taking an opportunistic and efficient approach to future share repurchases Net Leverage represents Debt less Cash over EBITDA

1 2 3 4 5 11 Strategic transformation into industrial technology leader completed with focus on attractive MedTech, Defense, Industrial, and Energy markets Historical financial performance demonstrates ability of portfolio to deliver future growth with strong margin expansion over a cycle Differentiation through customization at scale creating distinct competitive advantage Proven M&A strategy to supplement organic growth Strong balance sheet and cash generation with capital allocation strategy to drive shareholder returns Summary

T h a n k y o u .

R E C O N C IL IA T IO N O F N E T E A R N IN G S T O A D JU S T E D E B IT D A 13

(Continuing operations, in millions)	Year Ended December 31, 2025	2024	2023	2022
Revenues	**$ 593.2**	**$ 553.5**	**$ 456.8**	**$ 478.8**
Net cash provided by operating activities	114.0	130.1	122.7	86.3
Amounts utilized in (provided by) in discontinued operations	32.5	(24.4)	(43.6)	9.8
Non-GAAP net cash attributable to continuing operations	146.5	105.7	79.1	96.1
Non-GAAP net cash attributable to continuing operations as a percentage of revenues	*24.7 %*	*19.1 %*	*17.3 %*	*20.1 %*

CASH GENERATED BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS

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